Exhibit 10.4
PROMISSORY NOTE

Borrower:	Freedom Trail Corp.
One Liberty Lane
Hampton, NH 03842

Lender:	Liberty Lane Funding LLC

Principal Amount:	$250,000.00
1. FOR VALUE RECEIVED, Freedom Trail Corp. promises to pay to Liberty Lane Funding LLC, at such address as may be provided in writing to Freedom Trail Corp., the principal sum of two hundred and fifty thousand ($250,000.00) USD or such lesser amount, as the case may be, equal to the funds advanced by Liberty Lane Funding LLC to or on behalf of Freedom Trail Corp., with interest payable on the unpaid principal at the rate of 2.5 percent per annum, calculated half-yearly not in advance. Documentation to substantiate all amounts advanced to or on behalf of Freedom Trail Corp. pursuant to this Note shall be attached hereto as such funds are so advanced.
2. This Note will be repaid in full on the earlier of (i) December 1, 2008 and (ii) seven days following the consummation of an initial public offering of Freedom Trail Corp.’s securities.
3. At any time, Freedom Trail Corp. may pay the outstanding balance then owing under this Note to Liberty Lane Funding LLC without further bonus or penalty.
4. This Note will be construed in accordance with and governed by the laws of the State of New Hampshire.
5. If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.
6. All costs, expenses and expenditures including, and without limitation, the reasonable legal costs incurred by Liberty Lane Funding LLC in enforcing this Note as a result of any default by Freedom Trail Corp., will be added to the principal then outstanding and will immediately be paid by Freedom Trail Corp.
7. This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Freedom Trail Corp. and Liberty Lane Funding LLC. Freedom Trail Corp. waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF Freedom Trail Corp. has duly affixed its signature by a duly authorized officer under seal on this 14th day of March, 2008.
SIGNED, SEALED, AND DELIVERED
this 14th day of March, 2008.

Freedom Trail Corp.
By:	/s/ Kevin P. Clark
	Name:	Kevin P. Clark
	Title:	Treasurer